Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Fourth Quarter Results with Record Revenue and Adjusted EBITDA and Releases 2021 Financial Guidance

•	Despite the ongoing impact of COVID-19, RadNet reports record fourth quarter 2020 Total Net Revenue (“Revenue”) of $308.5 million and Adjusted EBITDA([1])of $50.7 million; Revenue increased 2.5% and Adjusted EBITDA(1) increased 8.1% as compared with the same quarter in 2019
•	Improved reimbursement from expanded implementation of 3D mammography and increases in capitation contracts and cash collections drove increased Revenue
•	Focus on cost reductions, center consolidations and operational efficiencies throughout the COVID-19 period resulted in an Adjusted EBITDA(1) margin of 16.4%, an improvement of 0.8%, or 80 basis points relative to last year’s fourth quarter
•	Adjusted Net Income(3) for the fourth quarter of 2020 was $10.2 million, or $0.20 per diluted share as compared with $9.9 million, or $0.19 per diluted share for the same period in 2019
•	RadNet announces 2021 guidance ranges, anticipating material increases in Revenue, Adjusted EBITDA(1) and Free Cash Flow from 2019 and 2020 levels

LOS ANGELES, California, March 8, 2021 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 331 owned and/or operated outpatient imaging centers, today reported financial results for its fourth quarter and full year ended December 31, 2020.

Financial Results

Fourth Quarter Report:

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “Despite a continuing impact from COVID-19, our results in the fourth quarter were the strongest quarterly performance in our Company’s history. The recovery we experienced in the third quarter continued to gain momentum throughout the fourth quarter. Improved reimbursement from both private and capitated payers and our widespread adoption of 3D mammography, or tomosynthesis, were responsible for our achieving the Revenue growth in the quarter. Our mammography volume, alone, during the fourth quarter increased 11.7% from the fourth quarter of 2019. In addition, significant changes we made during the COVID-19 period to reduce costs and refine our operating protocols contributed to our record Adjusted EBITDA(1) and strong profitability during the quarter. This aggressive cost management resulted in Adjusted EBITDA(1) margin improvement from 15.6% in 2019’s fourth quarter to 16.4% during this fourth quarter.”

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“Throughout the COVID-19 period, we have focused on managing our liquidity and financial leverage. At year-end 2020, we had a cash balance of $102.0 million and our net debt leverage ratio was reduced to under four times Adjusted EBITDA(1), essentially the same leverage we had at year-end 2019, prior to COVID-19. Our Days Sales Outstanding (DSOs) at December 31, 2020 was 36.2 days, the lowest in our Company’s history. I would like to thank our entire employee base, those on the front lines and those in support functions and in our corporate office, for their tireless efforts during this global pandemic. These extraordinary efforts have helped secure the future of RadNet and positioned our Company for growth and success in 2021 and beyond,” Dr. Berger noted.

“Though 2020 was a challenging time for all, RadNet was there to respond to the needs of its patients. I am proud of the resiliency of our business, and it is indicative of the critical role we play in the healthcare delivery system of the markets in which we service,” added Dr. Berger.

For the fourth quarter of 2020, RadNet reported Revenue of $308.5 million and Adjusted EBITDA(1) of $50.7 million. Revenue increased $7.7 million (or 2.5%) and Adjusted EBITDA(1) increased $3.8 million (or 8.1%) from the fourth quarter of 2019.

Adjusted Diluted Net Income Attributable to RadNet, Inc. Common Stockholders (Adjusted Net Income(3)) for the fourth quarter of 2020 was $10.2 million, or $0.20 per diluted share as compared with $9.9 million, or $0.19 per diluted share for the same period in 2019. Net Income Attributable to RadNet, Inc. Common Shareholders (“Net Income”) for the fourth quarter of 2020 was $6.0 million, or $0.11 per diluted share. This compares to Net Income of $10.4 million, or $0.21 per diluted share, in the fourth quarter of 2019. These per share values are based upon weighted average number of diluted shares outstanding of 52.2 million in the fourth quarter of 2020 and 50.6 million of diluted shares outstanding in the fourth quarter of 2019.

Affecting Net Income in the fourth quarter of 2020 were certain non-cash expenses and non-recurring items including: $---2.3 million of non-cash employee stock compensation expense; $2.7 million of severance paid in connection with headcount reductions related to cost savings initiatives; $657,000 loss on the disposal of certain capital equipment; $750,000 of non-cash gain from interest rate swaps; $4.2 million loss on impairment of intangible assets associated with trade names the Company discontinued; $4.0 million gain on the extinguishment of certain debt; and $1.1 million of amortization of deferred financing costs and loan discount related to our existing credit facilities.

For the fourth quarter of 2020, as compared with the prior year’s fourth quarter, MRI volume decreased 1.8%, CT volume increased 2.4% and PET/CT volume decreased 2.8%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 0.5% over the prior year’s fourth quarter. On a same-center basis, including only those centers which were part of RadNet for both the fourth quarters of 2020 and 2019, MRI volume decreased 1.5%, CT volume increased 1.4% and PET/CT volume decreased 1.3%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 0.2% from the prior year’s same quarter.

Annual Report:

For full year 2020, RadNet reported Revenue (inclusive of provider relief funding) of $1,098 million and Adjusted EBITDA(1) of $139.5 million. Revenue decreased $56.1 million (or 4.9%) and Adjusted EBITDA(1) decreased $24.7 million (or 15.0%) as compared with 2019.

Net Loss for 2020 was $14.8 million, or $(0.29) per diluted share. This compares to Net Income of $14.8 million, or $0.29 per diluted share, in 2019. These per share values are based upon weighted average number of diluted shares outstanding of 50.9 million in 2020 and 50.2 million of diluted shares outstanding in 2019.

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Affecting Net Income in 2020 were certain non-cash expenses and non-recurring items including: $---12.4 million of non-cash employee stock compensation expense; $4.4 million of severance paid in connection with headcount reductions related to cost savings initiatives; $1.2 million loss on the disposal of certain capital equipment; $6.0 million of non-cash loss from interest rate swaps; $4.2 million loss on impairment of intangible assets associated with trade names the Company discontinued; $4.0 million gain on the extinguishment of certain debt; and $4.4 million of amortization of deferred financing costs and loan discount related to our existing credit facilities.

For the year ended December 31, 2020, as compared to 2019, MRI volume decreased 11.9%, CT volume decreased 6.8% and PET/CT volume decreased 4.1%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 12.9% for the twelve months of 2020 over 2019.

2021 Fiscal Year Guidance

For its 2021 fiscal year, RadNet announces its guidance ranges as follows:

Total Net Revenue	$1,250 million - $1,300 million
Adjusted EBITDA(1)	$180 million - $190 million
Capital Expenditures (a)	$70 million - $75 million
Cash Paid for Interest	$39 million - $44 million
Free Cash Flow Generation (b)(2)	$60 million - $70 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, and excludes New Jersey Imaging Network capital expenditures.
(b)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Paid for Interest.

Dr. Berger noted, “For the second half of 2020, we exceeded $600 million of Revenue and $96 million of Adjusted EBITDA(1). This performance is the result of a strong recovery of our procedural volumes and the significant impact from cost reduction programs we instituted throughout the COVID-19 period. Our guidance ranges for 2021 are built with this momentum in mind and the assumption that our business will continue to strengthen as COVID-19 restrictions are lifted in the states in which we operate. We believe there is upside to our guidance ranges, which could result from accretive tuck-in acquisitions we may complete during the year, further benefit from the cost reduction measures implemented in 2020, increases in reimbursement from private and capitated payors and the expansion of our joint venture initiatives. Additionally, achieving growth in the Arizona marketplace through our Dignity Health joint venture will be a major focus throughout 2021, which could include both de novo centers as well as acquisitions. In 2021, we will also complete our upgrade to 3D mammography and continued development of our AI solutions. Sometime around the middle 2021, we hope to receive FDA approval for our initial mammography AI product submitted in the fourth quarter of 2020, and we anticipate filing with the FDA for its review a second mammography AI offering by year end.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call today, at 10:30 a.m. Eastern Time. During the call, management will discuss the Company's 2020 fourth quarter and year-end results.

Conference Call Details:

Date: Monday, March 8, 2021

Time: 10:30 a.m. ET

Dial In-Number: 800-437-2398

International Dial-In Number: 786-204-3966

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There will also be simultaneous and archived webcasts available at http://public.viavid.com/player/index.php?id=143719 or http://www.radnet.com under the “About RadNet” menu section and “News & Press Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 8718718.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 331 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Arizona. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 8,300 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements we make regarding response to and the expected future impacts of COVID-19, including statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the ongoing impact of the COVID-19 pandemic on our business, suppliers, payors, customers, referral sources, partners, patients and employees, including (i) government’s unprecedented action regarding existing and potential restrictions and/or obligations related to citizen and business activity to contain the virus; (ii) the consequences of an economic downturn resulting from the impacts of COVID-19 and the possibility of a global economic recession; (iii) the impact of the volume of canceled or rescheduled procedures, whether as a result of government action or patient choice; (iv) measures we are taking to respond to the COVID-19 pandemic, including changes to business practices; (v) the impact of government and administrative regulation, guidance and appropriations; (vi) changes in our revenues due to declining patient procedure volumes, changes in payor mix; (vii) potential increased expenses or workforce disruptions related to our employees that could lead to unavailability of key personnel; (viii) workforce disruptions related to our key partners, suppliers, vendors and others we do business with; (ix) the impact of return to work orders in certain states in which we operate; and (x) increased credit and collectability risks;

•	the availability and terms of capital to fund our business;

•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;

•	changes in general economic conditions nationally and regionally in the markets in which we operate;

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•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;

•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;

•	volatility in interest and exchange rates, or credit markets;

•	the adequacy of our cash flow and earnings to fund our current and future operations;

•	changes in service mix, revenue mix and procedure volumes;

•	delays in receiving payments for services provided;

•	increased bankruptcies among our partner physicians or joint venture partners;

•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;

•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;

•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;

•	the occurrence of hostilities, political instability or catastrophic events;

•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and

•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	As of December 31,
	2020	2019
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$102,018	$40,165
Accounts receivable, net	129,585	154,763
Due from affiliates	5,836	1,242
Prepaid expenses and other current assets	32,985	45,004
Total current assets	270,424	241,174

PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	399,335	367,795
Operating lease right-of-use assets	483,661	445,477
Total property, equipment and right-of-use assets	882,996	813,272

OTHER ASSETS
Goodwill	472,879	441,973
Other intangible assets	52,393	42,994
Deferred financing costs	1,767	1,559
Investment in joint ventures	34,528	34,470
Deferred tax assets, net of current portion	34,687	34,548
Deposits and other	36,983	36,996
Total assets	$1,786,657	$1,646,986

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$236,684	$207,585
Due to affiliates	14,010	14,347
Deferred revenue related to software sales	39,257	1,316
Current portion of finance lease	2,578	3,283
Current portion of operating lease	65,794	61,206
Current portion of notes payable and long term debt	39,791	39,691
Total current liabilities	398,114	327,428

LONG-TERM LIABILITIES
Finance lease, net of current portion	743	3,264
Operating lease, net of current portion	463,096	420,922
Notes payable, net of current portion	612,913	652,704
Other non-current liabilities	53,488	9,529
Total liabilities	1,528,354	1,413,847

EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 51,640,044 and 50,314,328 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	5	5
Additional paid-in-capital	307,788	262,865
Accumulated other comprehensive (loss) income	(24,051)	(8,026)
Accumulated deficit	(117,999)	(103,159)
Total RadNet, Inc.'s stockholders' equity	165,743	151,685
Noncontrolling interests	92,560	81,454
Total equity	258,303	233,139
Total liabilities and equity	$1,786,657	$1,646,986

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Years Ended December 31,
	2020	2019	2018
REVENUE
Service fee revenue	$931,722	$1,028,236	$868,741
Revenue under capitation arrangements	140,118	125,943	106,405
Total revenue	1,071,840	1,154,179	975,146
Provider relief funding	26,264	–	–
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	965,902	999,692	867,547
Depreciation and amortization	86,795	80,607	72,899
Loss (gain) on sale and disposal of equipment	1,200	2,383	(2,054)
Loss on impairment	4,170	–	3,937
Severance costs	4,353	1,619	1,931
Total operating expenses	1,062,420	1,084,301	944,260
INCOME FROM OPERATIONS	35,684	69,878	30,886

OTHER INCOME AND EXPENSES
Interest expense	45,882	48,044	43,456
Equity in earnings of joint ventures	(7,945)	(8,350)	(11,377)
Non-cash change in fair value of interest rate hedge	2,528	–	–
Gain on re-measurement of pre-existing interest	–	(768)	(39,539)
Gain on extinguishment of debt	(4,047)	–	–
Other expenses (income)	120	1,283	(181)
Total other expenses (income)	36,538	40,209	(7,641)
(LOSS) INCOME BEFORE INCOME TAXES	(854)	29,669	38,527
Provision for income taxes	(895)	(6,229)	(394)
NET INCOME	(1,749)	23,440	38,133
Net income attributable to noncontrolling interests	13,091	8,684	5,890

NET (LOSS) INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(14,840)	$14,756	$32,243

BASIC NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.29)	$0.30	$0.67

DILUTED NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.29)	$0.29	$0.66

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	50,891,790	49,674,858	48,114,275
Diluted	50,891,790	50,244,006	48,678,999

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Years Ended December 31,
	2020	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,749)	$23,440	$38,133
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	86,795	80,607	72,899
Amortization of operating right-of-use assets	67,915	66,842	–
Equity in earnings of joint ventures	(7,945)	(8,350)	(11,377)
Distributions from joint ventures	9,522	8,598	24,846
Amortization and write off of deferred financing costs and loan discount	4,413	4,184	3,898
Loss (gain) on sale and disposal of equipment	1,200	2,383	(2,054)
Gain on extinguishment of debt	(4,047)	–	–
Gain on re-measurement of pre-existing interest	–	(768)	(39,539)
Loss on impairment	4,170	–	3,937
Amortization of cash flow hedge	3,448	–	–
Non-cash change in fair value of interest rate hedge	2,528	–	–
Stock-based compensation	12,405	8,730	7,662
Other non cash item in other expenses	242	(371)	–
Change in value of contingent consideration	–	(3,123)	1,749
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	25,206	(17,482)	2,145
Other current assets	6,588	(3,557)	(9,248)
Other assets	(5,425)	(2,326)	(1,687)
Deferred taxes	(611)	(3,888)	(6,935)
Operating lease liability	(53,906)	(66,831)	–
Deferred rent	–	–	6,312
Deferred revenue	37,941	(1,082)	(208)
Accounts payable, accrued expenses and other	45,069	17,316	26,221
Net cash provided by operating activities	233,759	104,322	116,754
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(31,265)	(27,150)	(73,192)
Investment at cost	–	(143)	(2,200)
Purchase of property and equipment	(94,172)	(74,153)	(72,180)
Proceeds from sale of equipment	828	1,160	2,575
Proceeds from sale of equity interest in a joint venture	–	132	–
Proceeds from sale of internal use software	–	–	248
Nulogix return of capital	–	792	–
Equity contributions in existing and purchase of interest in joint ventures	(1,635)	(103)	(2,000)
Net cash used in investing activities	(126,244)	(99,465)	(146,749)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(3,562)	(6,494)	(6,072)
Payments on senior notes	(43,296)	(40,742)	(33,830)
Additional deferred finance costs on revolving loan amendment	(741)	–	–
Proceeds from debt issuance, net of issuance costs	–	97,144	–
Proceeds from Payment Protection Program	4,023	–	–
Distributions paid to noncontrolling interest	(1,985)	(3,057)	(1,427)
Proceeds from sale of noncontrolling interest	–	5,275	–
Contributions from noncontrolling partners	–	750	2,640
Proceeds from revolving credit facility	250,900	261,200	204,300
Payments on revolving credit facility	(250,900)	(289,200)	(176,300)
Purchase of non-controlling interests	–	–	(200)
Proceeds from issuance of common stock upon exercise of options	–	75	20
Net cash (used in) provided by financing activities	(45,561)	24,951	(10,869)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(101)	(32)	(69)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	61,853	29,776	(40,933)
CASH AND CASH EQUIVALENTS, beginning of period	40,165	10,389	51,322
CASH AND CASH EQUIVALENTS, end of period	$102,018	$40,165	$10,389
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$39,521	$46,254	$37,016
Cash paid during the period for income taxes	$533	$5,884	$4,933

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	December 31,
	2020	2019
REVENUE
Service fee revenue	$271,530	$265,484
Revenue under capitation arrangements	36,973	35,356
Total revenue	308,503	300,840
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	257,808	255,696
Depreciation and amortization	22,259	20,413
Loss (gain) on sale and disposal of equipment	657	898
Loss on impairment	4,170	–
Severance costs	2,706	564
Total operating expenses	287,600	277,571
INCOME FROM OPERATIONS	20,903	23,269

OTHER INCOME AND EXPENSES
Interest expense	12,439	11,454
Equity in earnings of joint ventures	(2,769)	(2,278)
Non-cash change in fair value interest rate hedge	(1,995)	–
Gain on re-measurement of pre-existing interest	–	(1,273)
Gain on extinguishment of debt	(4,047)	–
Other expenses (income)	367	13
Total other expenses	3,995	7,916
INCOME BEFORE INCOME TAXES	16,908	15,353
Provision for from income taxes	(5,925)	(2,673)
NET INCOME	10,983	12,680
Net income attributable to noncontrolling interests	5,028	2,283
NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$5,955	$10,397

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.12	$0.21

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.11	$0.21

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	51,384,586	49,905,482
Diluted	52,224,090	50,633,570

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	December 31,
	2020	2019

Net Income Attributable to RadNet, Inc. Common Stockholders	$5,955	$10,397
Plus Provision for Income Taxes	5,925	2,673
Plus Interest Expense	12,439	11,454
Plus Severance Costs	2,706	564
Plus Depreciation and Amortization	22,259	20,413
Plus Non Cash Employee Stock Based Compensation	2,260	1,767
Plus Loss on Sale and Disposal of Equipment	657	898
Plus Other Expenses	367	13
Plus Non Cash (Gain) in Fair Value of Interest Rate Hedge	(1,995)	–
Plus Loss on Impairment	4,170	–
Plus (Gain) on Extinguishment of Debt	(4,047)	–
Plus (Gain) on Re-measurement of Pre-existing Interest	–	(1,273)
Adjusted EBITDA(1)	$50,696	$46,906

	Fiscal Year Ended
	December 31,
	2020	2019

Net Income (Loss) Attributable to RadNet, Inc. Common Stockholders	$(14,840)	$14,756
Plus Provision for Income Taxes	895	6,229
Plus Interest Expense	45,882	48,044
Plus Severance Costs	4,353	1,619
Plus Depreciation and Amortization	86,795	80,607
Plus Non Cash Employee Stock Based Compensation	12,405	8,730
Plus Loss on Sale and Disposal of Equipment	1,200	2,383
Plus Other Expenses	120	1,283
Plus Non Cash Loss in Fair Value of Interest Rate Hedge	2,528	–
Plus Loss on Impairment	4,170	–
Plus Legal Settlements	–	1,248
Plus (Gain) on Extinguishment of Debt	(4,047)	–
Plus (Gain) on Re-measurement of Pre-existing Interest	–	(768)
Adjusted EBITDA(1)	$139,461	$164,131

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	December 31,
	2020	2019

NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$5,955	$10,397

Add severance costs	2,706	564
Add loss on impairment	4,170	–
Subtract gain on re-measurement of pre-existing interest	–	(1,273)
Subtract non-cash gain on swap valuation	(1,995)	–
Subtract gain on extinguishment of debt	(4,047)	–
Total adjustments - loss (gain)	834	(709)
Subtract tax impact of Adjustments (i)	217	(184)
Tax effected impact of adjustments	617	(525)
Add non-recurring tax adjustment related to joint venture	3,639	–

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	4,256	(525)

ADJUSTED NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	10,211	9,872

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	52,224,090	50,633,570

ADJUSTED DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.20	$0.19

(i) Tax effected using 26% blended federal and state effective tax rate.

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PAYOR CLASS BREAKDOWN

Fourth Quarter
2020

Commercial Insurance	58.5%
Medicare	20.5%
Capitation	12.0%
Medicaid	2.5%
Workers Compensation/Personal Injury	2.4%
Other	4.2%
Total	100.0%

RADNET PAYMENTS BY MODALITY

	Fourth Quarter	Full Year	Full Year	Full Year
	2020	2020	2019	2018

MRI	34.8%	35.4%	35.8%	35.2%
CT	16.9%	17.6%	16.9%	16.5%
PET/CT	5.6%	6.0%	5.6%	5.7%
X-ray	6.7%	7.3%	8.1%	8.4%
Ultrasound	12.4%	12.3%	12.4%	12.2%
Mammography	17.8%	15.7%	15.2%	15.8%
Nuclear Medicine	1.0%	1.0%	1.0%	1.1%
Other	4.9%	4.7%	4.9%	5.1%
	100.0%	100.0%	100.0%	100.0%

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, bargain purchase gains and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash and extraordinary events which took place during the period.

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Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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